UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported: December 18, 2024

NovaBay Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 1150, Emeryville, CA 94608
(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.01 per share	NBY	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 22, 2024, NovaBay Pharmaceuticals, Inc. (the “Company”) held its 2024 Special Meeting of Stockholders (the “Special Meeting”), whereby the Company’s stockholders were asked to consider three (3) proposals, each of which is described in more detail in the Company’s proxy statement filed with the Securities and Exchange Commission on October 16, 2024, as supplemented from time to time (the “Proxy Statement”) and includes Proposal One, which sought to approve the sale of Avenova, representing substantially all of the assets of the Company (the “Asset Sale”), pursuant to the Asset Purchase Agreement dated September 19, 2024, by and between the Company and PRN Physician Recommended Nutriceuticals, LLC (the “Asset Purchase Agreement”), and Proposal Two, which sought to approve the liquidation and dissolution of the Company (the “Dissolution”), pursuant to the Plan of Complete Liquidation and Dissolution of the Company (the “Plan of Dissolution”), which, if approved, will authorize the Company to liquidate and dissolve in accordance with the Plan of Dissolution, and pursuant to the discretion of the Board of Directors to proceed with the Dissolution.

There were insufficient votes to approve Proposal One or Proposal Two at the time of the Special Meeting, so it was adjourned on Proposal One and Proposal Two and reconvened on December 18, 2024. During the period of adjournment, the Company continued to solicit stockholder votes on Proposal One and Proposal Two; however, at the reconvenment of the Special Meeting on December 18, 2024, there were still insufficient votes to approve Proposal One and Proposal Two. Accordingly, the Special Meeting was further adjourned on Proposal One and Proposal Two, and as announced at the Special Meeting, such meeting will reconvene at 11:00 a.m. Pacific Time on January 16, 2025. During this additional period of adjournment, the Company will continue to solicit stockholder votes on Proposal One and Proposal Two.

On December 19, 2024, the Company issued a press release announcing that it had adjourned the Special Meeting, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 8.01	Other Events

At the time the Special Meeting was reconvened on December 18, 2024, there were insufficient votes to approve Proposal One, which sought the approval for the Asset Sale pursuant to the Asset Purchase Agreement, and Proposal Two, which sought the approval for the Dissolution pursuant to the Plan of Dissolution. Accordingly, the Special Meeting was adjourned on Proposal One and Proposal Two, and as announced at the Special Meeting, such meeting will reconvene again at 11:00 a.m. Pacific Time on January 16, 2025 virtually at http://www.virtualshareholdermeeting.com/NBY2024SM. During the period of adjournment, the Company will continue to solicit stockholder votes on Proposal One and Proposal Two.

On December 19, 2024, the Company issued a press release announcing that it had adjourned the Special Meeting. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(d)         Exhibits

Exhibit No.	Description
99.1	Press Release, dated December 19, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc.

By:	/s/ Justin M. Hall
Justin M. Hall
Chief Executive Officer and General Counsel

Dated: December 19, 2024